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                                                                    EXHIBIT 23.2


BDO
                                             BDO International
                                             Certified Public Accountants
                                             29th Floor Wing On Centre
                                             111 Connaught Road Central
                                             Hong Kong
                                             Telephone (852) 2541 5041
                                             Fax: (852) 2815 0002


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Century Milestone S&T Co., Ltd. (formerly known as Haas Neuveux & Company) on Form S-8 of our report dated March 31, 2000, relating to the financial statements of Beijing Century Milestone S&T Co., Ltd. appearing in the Company's Current Report on Form 8-K/A dated April 26, 2000 and filed on July 10, 2000.


/s/ BDO International

BDO International

Hong Kong

September 13, 2000